Exhibit 10.2

TRANSITION, SEPARATION AND ADVISORY AGREEMENT
AND GENERAL RELEASE OF CLAIMS

This TRANSITION, SEPARATION AND ADVISORY AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between LOANDEPOT, INC., a Delaware corporation (the “Company”), and FRANK MARTELL (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive and the Company are parties to that certain Executive Employment Agreement dated April 21, 2022 (the “Employment Agreement”);

WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Employment Agreement;

WHEREAS, the Company wishes to provide Executive with certain separation benefits, which are conditioned upon Executive’s execution, delivery and non-revocation of this Agreement and the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company and the other Company Parties (as defined below), including any claims that Executive has or may have arising from or relating to Executive’s employment, or the end of Executive’s employment, with any Company Party.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties, intending to be legally bound, hereby agree as follows:

1.            Transition; Termination of Employment.

(a)          Between the date hereof and the earlier to occur of (x) the date of the Company’s 2025 Annual Meeting of Stockholders and (y) June 4, 2025 (the “Transition Date” and such period, the “Transition Period”), Executive shall continue to serve as President and Chief Executive Officer of the Company and shall remain a member of the Board of Directors of the Company (the “Board”). During the Transition Period, Executive shall (i) continue to report directly to the Board, (ii) unless otherwise directed by the Board, continue to perform Executive’s duties as required by the Employment Agreement, (iii) provide such services as reasonably required to promote the smooth transition of Executive’s duties and responsibilities and such other services as mutually agreed to between the Board and Executive in writing, (iv) continue to receive Executive’s base salary as currently in effect, payable in accordance with the customary payroll practices of the Company, (v) continue to vest in Executive’s outstanding equity awards under the loanDepot, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”), and (vi) remain eligible to participate in all health insurance, 401(k) plans and other fringe benefit and retirement plans for which Executive qualifies and that the Company provides for senior executives, subject to the terms and conditions of such benefit plans. For the avoidance of doubt, Executive shall not be eligible to receive Annual Equity Grants during the Transition Period.

(b)        The Company and Executive acknowledge and agree that Executive’s employment with the Company will end as of the Transition Date. Executive’s separation from employment shall constitute a voluntary resignation by Executive for Good Reason. As of the Transition Date, Executive will no longer be employed by the Company or any other Company Party. Effective as of the Transition Date, Executive will resign (A) as an officer of the Company and its affiliates (as applicable), (B) from the Board, and (C) from the board of managers, board of directors or similar governing body of any affiliate of the Company and any other corporation, limited liability company, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves solely by reason of being a designee or other representative of the Company or any of its affiliates, as applicable. Notwithstanding the foregoing, if the Transition Period is terminated prior to the earlier to occur of the date of the Company’s 2025 Annual Meeting of Stockholders and June 4, 2025, Executive’s resignation from the Board will be effective as of the date of the 2025 Annual Meeting of Stockholders. For the avoidance of doubt, as of the Transition Date, Executive shall no longer represent the Company in any manner and shall not hold himself out as a representative of the Company.

(c)         Notwithstanding anything herein to the contrary, Executive’s employment with the Company may end at any time prior to the earlier to occur of the date of the Company’s 2025 Annual Meeting of Stockholders and June 4, 2025 as a result of (i) the Company’s termination of Executive’s employment with or without Cause, (ii) Executive’s resignation or (iii) Executive’s death or Disability. For the avoidance of doubt, if Executive’s employment is terminated pursuant to the immediately preceding sentence, Executive will be entitled to receive the Severance Benefits (as defined below) in accordance with the terms of Section 2. In the event of such earlier termination of employment, the Transition Date shall be the actual date of such termination. In the event of a termination of the Transition Period by the Company without Cause, Executive’s outstanding restricted stock units that would otherwise vest on April 15, 2025, April 27, 2025, and July 19, 2025 (the “Subject RSUs”) that are unvested as of the Transition Date shall accelerate and be fully vested as of the date of such termination.

(d)         During the Transition Period and during the Advisory Period (as defined below), the Company shall provide Executive with an opportunity to review and provide comments to any and all communications from the Company regarding Executive’s transition and separation from the Company, which comments shall be reasonably considered and implemented by the Company in good faith.

2.          Separation Payments and Benefits.  Provided that Executive: (x) executes this Agreement and returns a copy of this Agreement that has been executed by Executive to the Company so that it is received by Gregg Smallwood, Chief Legal Officer, 5465 Legacy Drive, Plano, TX 75024 (email: gsmallwood@loandepot.com) no later than 5:00 pm PT on March 11, 2025; (y) as set forth in Section 11, executes and returns to the Company a copy of the Confirming Release on the Transition Date and does not revoke the Confirming Release pursuant to the terms of the Confirming Release; and (z) remains in compliance with the other terms and conditions set forth in this Agreement (including Sections 6 and 7) and the Confirming Release, Executive shall be provided with the following separation payments and benefits (collectively, the “Severance Benefits”):

(a)        The Company shall pay to Executive aggregate severance payments of $1,600,000, payable as to one-half within 60 days following the expiration of the Release Revocation Period (as defined in the Confirming Release) and one-half no later than December 15, 2025;

(b)        The Company shall pay to Executive a pro rata portion of the Annual Bonus for 2025 as determined by multiplying the amount of the Annual Bonus that would be payable for the full fiscal year based on performance at 60% of target (equal to $1,080,000) by a fraction, the numerator of which shall be equal to the number of days during 2025 preceding the Transition Date and the denominator of which is 365 days, payable at the same time bonuses for 2025 are paid to other senior executives of the Company, but in no event later than March 15, 2026;

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(c)          Subject to Executive’s timely election of continuation coverage under COBRA, the Company shall directly pay, or reimburse Executive for, the premiums for Executive and Executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA (the monthly amount of such premiums, the “Monthly COBRA Amount”) through the earlier of (A) the 24-month anniversary of the date of Executive’s termination of employment and (B) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) (such period, the “COBRA Period”); provided, however, that if the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, an amount equal to the Monthly COBRA Amount shall thereafter be paid to Executive on a monthly basis over the remainder of the COBRA Period;

(d)        The Initial PSU Award and all other outstanding performance stock unit awards held as of the Transition Date, a schedule of which is attached hereto as Exhibit A, shall accelerate based on actual performance measured to the date of termination, with a 30-day post-termination window during which achievement of the applicable performance goals will still qualify; and

(e)          Executive’s vested but unexercised options will remain exercisable until the earlier of (i) one year following the Transition Date or (ii) the expiration date of the option.

Executive acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts Executive is eligible to receive as severance pay and benefits from the Company or any other Company Party. Executive further acknowledges that as of the Transition Date, all outstanding equity awards which remain unvested after giving effect to Section 2(d) (other than the Subject RSUs) shall be forfeited upon the Transition Date for no consideration, and Executive shall have no rights with respect thereto. For the avoidance of doubt, notwithstanding the Services (as defined below) and except as specifically provided in Section 5(d) with respect to the Subject RSUs, the Transition Date shall be a Termination (as defined in the 2021 Plan).

3.            Release of Liability for Claims.

(a)          For good and valuable consideration, including the Severance Benefits (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company and its affiliates, predecessors, successors, subsidiaries and benefit plans, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, Executives, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to such matters occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement and the 2021 Plan); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

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(b)          Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)          For the avoidance of doubt, nothing in this Agreement releases Executive’s rights to receive payments or benefits pursuant to Sections 1 or 2. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; (iv) any claim that relates to any rights of indemnification afforded Executive by statute, common law or contract, including any insurance coverage maintained by or on behalf of the Company; or (v) Executive’s right to file and pursue a civil action or complaint under the California Fair Employment and Housing Act. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”), (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

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4.        Representations and Warranties Regarding Claims.  Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and Executive is not aware of any violation of any law, rule or regulation or any other misconduct by the Company or any of its officers or employees. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.

5.           Advisory Services.

(a)       Beginning on the Transition Date and continuing until a permanent Chief Executive Officer is appointed (such period, the “Advisory Period”), the Company and Executive agree that Executive shall serve as a consultant to the Company as a Board Advisor. During the Advisory Period, Executive will advise the Board and the executive team, and Executive will be expected to attend Board meetings (excluding executive sessions) and committee meetings when invited but, for the avoidance of any doubt, will not have any voting rights and will not count for purposes of quorum (the “Services”). During the Advisory Period, it is expected that the Services will be no more than 20% of the average level of services provided by Executive during the immediately preceding 36-month period, such that Executive incurs a “separation from service” for purposes of Section 409A of the Code on the Transition Date.

(b)         During the Advisory Period, Executive shall receive (i) annualized consulting fees of $75,000, payable on a quarterly basis and pro-rated for any partial calendar quarter (the “Board Advisor Fee”) and (ii) an annual grant of restricted stock units having a grant date fair value of no less than $75,000, which shall be granted at the same time as annual equity awards are granted to members of the Board and shall vest in equal quarterly installments at such time as annual equity awards granted to members of the Board vest, subject to Executive’s continued services as a Board Advisor through each such vesting date. As an independent contractor, no income or other taxes shall be withheld from the amounts paid to Executive pursuant to this Section 5(b).

(c)         During the Advisory Period, Executive’s relationship with the Company shall be that of an independent contractor. Executive shall control and determine how the Services are to be accomplished; provided, however, that in all events Executive shall perform the Services within reasonable deadlines established by the Company and consistent with the professional talent of Executive that Executive applied during Executive’s prior service with the Company. As an independent contractor, Executive shall not participate as an active employee in any employee benefit plan of the Company or an affiliate.

(d)        Notwithstanding any other provision of this Section 5 to the contrary, the Advisory Period may be terminated at any time (i) by the Company with or without Cause, (ii) Executive’s resignation or (iii) as a result of Executive’s death or Disability. Upon the termination of the Advisory Period for any reason, Executive shall be entitled to any accrued and unpaid portion of the Board Advisor Fee, and if the Advisory Period is terminated by the Company without Cause, the Subject RSUs that are unvested as of such date shall accelerate and will be fully vested as of the date of such termination. For the avoidance of doubt, the termination of the Advisory Period for any reason shall have no impact on Executive’s entitlement to the Severance Benefits set forth in Section 2.

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6.          Covenants.  The Parties acknowledge and agree that Executive has certain continuing obligations to the Company and its affiliates pursuant to the Employment Agreement regarding proprietary information, confidentiality, non-disparagement, and non-interference and the Company has continuing obligations to Executive pursuant to the Employment Agreement regarding non-disparagement (collectively, the “Covenants”). Notwithstanding the foregoing, the non-interference provision contained in Article VII of the Employment Agreement shall be limited to the solicitation of the Company’s officers or employees and reduced to the 12-month period following the Transition Date. For the avoidance of doubt, Executive’s obligations pursuant to Section 6.2 of the Employment Agreement shall cease as of the Transition Date. In entering into this Agreement, the Parties acknowledge the continued effectiveness and enforceability of the Covenants, and the Parties expressly reaffirm their commitment to abide by, and agrees that the Parties will abide by, the terms of the Covenants.

7.         Defense of Claims; Cooperation.  Upon reasonable request from the Company, Executive shall use commercially reasonable efforts to cooperate with the Company and its affiliates in the defense of any claims or actions made by or against the Company or any of its affiliates that relate to Executive’s actual or prior areas of responsibility or knowledge. Executive shall further use commercially reasonable efforts to provide reasonable and timely cooperation in connection with any actual or threatened claim, action, inquiry, review, investigation, process, or other matter by or before any court, arbitrator, regulatory, or governmental entity, and by or on behalf of the Company or any of its affiliates, that relates to Executive’s actual or prior areas of responsibility or knowledge. Executive will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by Executive in connection with fulfilling Executive’s obligations under this Section 7.

8.          Legal Fees.  The Company shall pay directly Executive’s reasonable legal fees and expenses incurred in the evaluation, preparation and negotiation of this Agreement, not to exceed $25,000 in the aggregate; provided that Executive or Executive’s attorney(s) present the Company with a written invoice stating the amount of such legal fees and expenses, payable within 30 days of submission of such written invoice (and in no event later than March 15, 2026).

9.          Indemnification; D&O Insurance.  Through the later of the Transition Date or the date on which Executive is no longer a member of the Board, Executive shall continue to be indemnified by the Company to the fullest extent permitted under Delaware law as provided in Section 2.6 of the Employment Agreement and in accordance with the Director and Officer Indemnification Agreement between the Company and Executive (the “Indemnification Agreement”) and shall continue to be covered by directors and officers liability insurance. For the six-year period following the later of the Transition Date or the date on which Executive is no longer a member of the Board), the Company will maintain directors and officers liability insurance coverage with respect to all services provided by Executive to the Company during Executive’s employment with the Company.

10.          Executive’s Acknowledgements.  By executing and delivering this Agreement, Executive expressly acknowledges that:

(a)         Executive has been given sufficient time to review and consider this Agreement. If Executive signs this Agreement before the expiration date set forth in Section 2, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Agreement prior to such expiration.

(b)         Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;

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(c)         Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;

(d)         Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read this Agreement; and that Executive understands and agrees to each of the terms of this Agreement;

(e)         The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement and the applicable provisions of the Employment Agreement; and

(f)         No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

11.         Reaffirmation of Release.  On the Transition Date, Executive shall execute the Confirming Release Agreement that is attached as Exhibit B (the “Confirming Release”), and return Executive’s executed Confirming Release to the Company so that it is received by Gregg Smallwood, Chief Legal Officer, 5465 Legacy Drive, Plano, TX 75024 (email: gsmallwood@loandepot.com) by 11:59 pm PT on the Transition Date.

12.         Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California without regard to the conflicts of law provisions thereof. With respect to any claim or dispute related to or arising under this Agreement, the Parties hereby consent to the arbitration provisions of Section 8.14 of the Employment Agreement, which are incorporated herein by reference, and recognize and agree that should any resort to a court be necessary and permitted under this Agreement, then the Parties consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in California.

13.         Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one Party, but all of which taken together will constitute one and the same Agreement.

14.         Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement, the Indemnification Agreement, the Covenants and, if executed, the Confirming Release, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof.

15.        Third-Party Beneficiaries.  Executive expressly acknowledges and agrees that any affiliate of the Company that is not a party to this Agreement shall be a third-party beneficiary of Sections 3, 6, and 7 and, if executed, the Confirming Release, and entitled to enforce such provisions as if it were a party hereto.

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16.         Further Assurances.  Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

17.         Severability.  Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

18.        Interpretation.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

19.        No Assignment.  No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.

20.         Withholdings; Deductions.  The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Executive.

21.        Section 409A.  This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Frank Martell
Frank Martell

Date:	March 5, 2025

LOANDEPOT, INC.

By:	/s/ Gregory Smallwood
Name:	Gregory Smallwood
Title:	Chief Legal Officer and Corporate Secretary

Date:	March 5, 2025

Signature Page to
Transition, Separation and Advisory Agreement
and General Release of Claims

EXHIBIT A

Schedule of Outstanding Performance Awards

Grant Date	Performance Period	Target # of PSUs	Performance Goal
May 25, 2022	May 25, 2022 – May 25, 2027	3,000,000	Based on the average closing price of Class A common stock over consecutive 30 trading day-periods
			LDI Stock Price	Vesting % of Target
			$20	200%
			$17	175%
			$14	150%
			$12	125%
			$10	100%
			$8	75%
			$6	50%
			$5	25%
			<$5	0

July 19, 2023	July 19, 2023 – July 19, 2028	969,162 [25% vested in 2024 at the $3.00 threshold]	Based on the average closing price of Class A common stock over consecutive 30 trading day-periods
			LDI Stock Price	Percentage of Target PSUs That Become Earned PSUs
			<$3.00	0%
			$3.00	25%
			$4.00	50%
			$5.00	75%
			$6.00	100%
			$7.50	125%
			$9.00	150%
			$10.50	175%
			$13.00	200%

EXHIBIT A

Grant Date	Performance Period	Target # of PSUs	Performance Goal
August 16, 2023	July 19, 2023 – July 19, 2028	280,000 [25% vested in 2024 at the $3.00 threshold]	Based on the average closing price of Class A common stock over consecutive 30 trading day-periods
			LDI Stock Price	Percentage of Target PSUs That Become Earned PSUs
			<$3.00	0%
			$3.00	25%
			$4.00	50%
			$5.00	75%
			$6.00	100%
			$7.50	125%
			$9.00	150%
			$10.50	175%
			$13.00	200%

April 15, 2024	N/A	936,170	Performance achieved November 6, 2024, time-based vesting to fully accelerate on the Transition Date

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EXHIBIT B

CONFIRMING RELEASE

This Confirming Release (the “Confirming Release”) is that certain Confirming Release referenced in the Transition, Separation and Advisory Agreement and General Release of Claims (the “Separation Agreement”), entered into on March 5, 2025, by and between loanDepot, Inc., a Delaware corporation (the “Company”), and Frank Martell (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:

1.          Receipt of Leaves and Other Compensation.  Executive acknowledges and agrees that Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party, except with respect to the Severance Benefits. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.

2.           Release of Liability for Claims.

(a)        For good and valuable consideration, including the Severance Benefits, Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to such matters occurring on or prior to the date that Executive executes this Confirming Release, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement and the 2021 Plan); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

EXHIBIT B

(b)          Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Further Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)        For the avoidance of doubt, nothing in this Confirming Release releases Executive’s rights to receive payments or benefits pursuant to Section 2 of the Separation Agreement. Further, in no event shall the Further Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; and (iv) any claim that relates to any rights of indemnification afforded Executive by statute, common law or contract, including any insurance coverage maintained by or on behalf of the Company. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Confirming Release prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, any Government Agency, (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

3.        Representations and Warranties Regarding Claims.  Executive represents and warrants that, as of the time at which Executive signs this Confirming Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Confirming Release (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and Executive is not aware of any violation of any law, rule or regulation or any other misconduct by the Company or any of its officers or employees. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.

4.            Executive’s Acknowledgements.  By executing and delivering this Confirming Release, Executive expressly acknowledges that:

(a)         Executive has been given at least 21 days to review and consider this Confirming Release. If Executive signs this Confirming Release before the expiration of 21 days after Executive’s receipt of this Confirming Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Confirming Release prior to the expiration of such 21-day period. No changes (whether material or immaterial) to this Confirming Release shall restart the running of this 21-day period.

(b)        Executive is receiving, pursuant to this Confirming Release and the Separation Agreement, consideration in addition to anything of value to which Executive is already entitled;

(c)          Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Confirming Release;

(d)        Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein and in the Separation Agreement; Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read the Separation Agreement and this Confirming Release; and that Executive understands and agrees to each of the terms of the Separation Agreement and this Confirming Release;

(e)         The only matters relied upon by Executive in causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of the Separation Agreement, this Confirming Release and the applicable provisions of the Employment Agreement; and

(f)          No Company Party has provided any tax or legal advice regarding this Confirming Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.

5.         Revocation Right.  Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Gregg Smallwood, Chief Legal Officer, 5465 Legacy Drive, Plano, TX 75024 (email: gsmallwood@loandepot.com) no later than 11:59 pm PT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Confirming Release will be no force or effect and Executive will not receive the Severance Benefits.

6.          Return of Property.  Executive represents and warrants that Executive has permanently surrendered and delivered to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company property (including any Company-issued computer, mobile device or other equipment) in Executive’s possession, custody or control and Executive shall not retain any such documents or other materials or property of the Company or any of its affiliates.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS EXECUTIVE’S AGREEMENT, AND SIGNS IT AS EXECUTIVE’S OWN FREE ACT.

EXECUTIVE

Frank Martell

Date: